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                                                                     EXHIBIT 3.1



CONFORMED COPY                                        Charter No. _____________

                                                      Approved ________________

                                                      Date ____________________
                                                      Fee:  $35.00 (min)



                            CERTIFICATE OF AMENDMENT
               by Shareholders to the Articles of Incorporation of


                                PVF CAPITAL CORP.

John R. Male, who is President, and Jeffrey N. Male, who is Secretary of the above named Ohio corporation for profit do hereby certify that the annual meeting of the shareholders of the Corporation was duly called, and included among its purposes was the purpose of adopting this amendment, and was held on October 19, 1998 at which meeting a quorum of the shareholders was present in person or by proxy; and, by the affirmative vote of the holders of shares entitling them to exercise 95.91% of the voting power of the Corporation, the following resolution to amend the articles was adopted:

          RESOLVED, Article FIFTH of the First Amended and Restated Articles of Incorporation of PVF Capital Corp. is hereby amended to provide that the aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 16,000,000 shares, of which 15,000,000 shares are to be shares of common stock, $.01 par value per share, and of which 1,000,000 shares are to be shares of serial preferred stock, $.01 par value per share.

     Except as expressly modified by the foregoing resolution, all terms and provisions of Article FIFTH of the First Amended and Restated Articles of Incorporation of PVF Capital Corp shall remain in full force and effect as stated therein.

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 21st day of October, 1998.


                                        By: /s/ John R. Male
                                           --------------------------
                                           John R. Male, President


                                        By: /s/ Jeffrey N. Male
                                           --------------------------
                                           Jeffrey N. Male, Secretary


NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
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                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                PVF CAPITAL CORP.


         FIRST: The name of the corporation is PVF Capital Corp. (herein the "Corporation").

         SECOND: The place in Ohio where the principal office of the Corporation is located is 2618 North Moreland Boulevard, in the City of Cleveland, Cuyahoga County.

         THIRD: The purpose for which the Corporation is formed is to become a savings bank holding company and to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

         FOURTH: The number of directors constituting the initial board of directors of the Corporation is six.

         FIFTH: The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 6,000,000 shares, of which 5,000,000 shares are to be shares of common stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in these Articles of Incorporation or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares may be paid in whole or in part, in real property, in tangible or intangible personal property, in labor or services actually performed for the Corporation or in its formation, or as otherwise permitted by Ohio law. In the absence of actual fraud in the transaction, the judgment of the Board of Directors or the stockholders as the case may be as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative rights, preferences and limitations of the shares of each class and series (if any) of capital stock, are as follows:

         A. COMMON STOCK. Except as provided in these Articles of Incorporation, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the


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common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, including the payment of all fees, taxes and other expenses incidental thereto, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative rights, preferences and limitations as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. SERIAL PREFERRED STOCK. Except as provided in these Articles of Incorporation, the Board of Directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to further amend these Articles to provide for the specific terms of serial preferred stock to be issued in series and to fix and state the rights, preferences, limitations and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof. The terms of shares of different series shall be identical except as to the following rights and preferences, as to which there may be variations between different series:

         1. the distinctive serial designation and the number of shares constituting such series;

         2. the voting rights, full, conditional or limited, of shares of such series;

         3. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

         5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

         7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         8. the price or other consideration for which the shares of such series shall be issued;

         9. restrictions, if any, on the issuance of shares of the same series or any other class or series; and

         10. any other designations, preferences, limitations or rights that are now or hereafter permitted by the laws of the State of Ohio and are not inconsistent with the provisions of this Paragraph B.

         Each share of each series of serial preferred stock shall have the same relative rights, preferences and limitations as, and shall be identical in all respects with, all the other shares of capital stock of the Corporation of the same series.


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         SIXTH: By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:

                1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

                2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

                   a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                   b. Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code of Ohio.

                3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article Sixth, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

                4. Any indemnification under subsections (1) and (2) of this Article Sixth, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and
          (2) of this Article Sixth. Such determination shall be made by the directors of the Corporation in the manner set forth in division
          (E)(4) of Section 1701.13 of the Revised Code of Ohio.


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         SEVENTH: No stockholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         EIGHTH: The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

         NINTH: A. Notwithstanding any other provision of these Articles or the Code of Regulations of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the chairman of the board, the president, the board of directors by action at a meeting or a majority of the board of directors acting without a meeting, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of 50% of all the shares outstanding and entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the principal executive office of the Corporation addressed to the president or the secretary.

         C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         D. Meetings of stockholders may be held within or without the State of Ohio, as the Code of Regulations may provide.

         E. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         F. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Articles of Incorporation or Code of Regulations to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article Ninth.


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         G. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

         TENTH: The number of directors of the Corporation shall be such number, not less than five nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the Bylaws of the Board of Directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. Directors shall not be required to own any shares of the Corporation's common stock and need not be residents of any particular state, country or other jurisdiction.

         The board of directors of the corporation shall be divided into two classes, which shall be designated Class I and Class II, if the board of directors consists of six, seven or eight members, or into three classes, which shall be designated Class I, Class II and Class III, if the board of directors consists of nine or more members. Such classes shall consist of no fewer than three members each. The members of each class shall be elected for a term of two years if the board of directors consists of six, seven or eight members, or three years if the board of directors consists of nine or more members, and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II.

         At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the second or third succeeding annual meeting thereafter, depending on whether the board of directors consists of less than nine members or nine or more members. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second or third succeeding annual meeting thereafter, depending on whether the board of directors consists of less than nine members or nine or more members. If the board of directors consists of nine or more members, at the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for two or three year terms, depending on whether the board of directors is classified into two or three classes, respectively. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.


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         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified above. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified above, and, if such increase increases the number of directors to nine or more, the new and existing directorships may be reallocated as appropriate so as to create a third class of directors, with the number of directors in each class as specified above.

         ELEVENTH: Notwithstanding any other provision of these Articles or the Code of Regulations of the Corporation, no director of the Corporation may be removed from office at any time, unless for cause and by the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. In the case of a removal of a director by the stockholders, a new director may be elected at the same meeting of stockholders to hold office for the remainder of the term of the removed director. Failure by the stockholders to fill the unexpired term of a removed director at such meeting of stockholders shall be deemed to create a vacancy in the board of directors, which shall be filled by the Board of Directors as provided in Article Tenth.

         TWELFTH: A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by one or more directors, officers, or employees of the Corporation, counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence, or a committee of the directors upon which he does not serve.

         A director shall not be found to have violated his duties as described in this Article Twelfth, unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following: (a) a change or potential change in control of the Corporation, including a determination to resist a change or potential change in control made pursuant to division (F)(7) of section 1701.13 of the Revised Code of Ohio; (b) a termination or potential termination of his service to the Corporation as a director; or (c) his service in any other position or relationship with the Corporation.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described above to be unwarranted. A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Nothing contained in this Article Twelfth shall affect the liability of directors under Section 1701.95 of the Revised Code of Ohio or limit relief available under Section 1701.60 of the Revised Code of Ohio.

         For purposes of this Article Twelfth, a director, in determining what he reasonably believes to be in the best interests of the Corporation shall consider the interests of the Corporation's shareholders and, in his discretion, may consider any of the following: (a) the interests of the Corporation's employees, suppliers, creditors, and customers; (b) the economy of the state and nation; (c) community and societal considerations; and (d) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.


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         Nothing contained herein affects the duties of either of the following:
(a) a director who acts in any capacity other than his capacity as a director;
or (b) a director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders.

         THIRTEENTH: A. THREE YEAR PROHIBITION. For a period of three years from the effective date of the completion of the conversion of Park View Federal Savings Bank (the "Bank") from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as defined in Article Fourteenth below, or unless such 10% beneficial ownership shall have resulted solely from the issuance of the Corporation's common stock to a former 10% stockholder of the Bank in connection with the reorganization of the Bank into the holding company form of ownership, pursuant to which the Bank will become a wholly owned subsidiary of the Corporation. In addition, for a period of three years from the completion of the conversion of the Bank from mutual to stock form, and notwithstanding any provision to the contrary in these Articles or the Code of Regulations of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this Article Thirteenth (a "10% Stockholder"), the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

         B. DEFINITIONS. The term "person" means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request for invitation for tenders of, a security or interest in a security for value. The term "acting in concert" includes (1) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement and (2) a combination or pooling of voting or other interests in the Corporation's outstanding shares for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing these articles.

         C. EXCLUSION FOR EMPLOYEE BENEFIT PLANS, DIRECTORS, OFFICER, EMPLOYEE AND CERTAIN PROXIES. The restrictions contained in this Article Thirteenth shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation; (2) any proxy granted to one or more Continuing Directors by a shareholder of the Corporation; or (3) any employee benefit plans of the Corporation or a subsidiary thereof. In addition, the Continuing Directors, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries


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or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries, or group of any of them, shall be exempt from the provisions of this Article Thirteenth of these Articles, should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.

         D. DETERMINATIONS. A majority of the Continuing Directors shall have the power to construe and apply the provisions of this Article Thirteenth and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (a) the number of shares beneficially owned by any person; (b) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (c) the application of any other definition or operative provision of this Article Thirteenth to the given facts; or (d) any other matter relating to the applicability or effect of this Article Thirteenth. Any constructions, applications or determinations made by the Continuing Directors, as defined below, pursuant to this Article Thirteenth in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

         FOURTEENTH: The shareholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this Article Fourteenth, in addition to any other requirements under applicable law.

         A.    (1)   Except as otherwise expressly provided in this Article
         Fourteenth, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) and (ii) a majority of the outstanding shares entitled to vote thereon not including shares deemed beneficially owned by a Related Person (as hereinafter defined) shall be required in order to authorize any of the following:

                     (a) any merger, share exchange or consolidation of the
               Corporation with or into a Related Person;

                     (b) any sale, lease, exchange, transfer or other
               disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person;

                     (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary;

                    (d) any sale, lease, exchange, transfer or other
               disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary;

                    (e) the issuance of any securities of the Corporation or a subsidiary to a Related Person;

                    (f) the acquisition by the Corporation or a subsidiary of
               any securities of a Related Person;

                    (g) any reclassification of the common stock of the
               Corporation, or any recapitalization involving the common stock of the Corporation; and

                    (h) any agreement, contract or other arrangement providing for any of the transactions described in this Paragraph A.


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


               (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any national securities exchange or automated quotation system which might otherwise permit a lesser vote or no vote.

               (3) The term "Business Combination" as used in this Article Fourteenth shall mean any transaction which is referred to in any one or more of paragraphs (1)(a) through (1)(h) of this Article Fourteenth.

         B. The provisions of Paragraph (A) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provisions of law or any agreement with any federal regulatory agency, national securities exchange or automated quotation system, if the Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

         C. For the purpose of this Article Fourteenth the following definitions apply:

               (1) The term "Related Person" shall mean (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of
          1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options or otherwise shall be deemed "beneficially owned" by such Related Person.

               (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

               (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with a Related Person and was a member of the board of directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors.

               (4) The term "Continuing Director Quorum" shall mean at least two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

         D. In addition to Paragraphs (A) through (C) of this Article Fourteenth, the Ohio Control Share Acquisition Act, appearing at Section 1701.831 of the Revised Code of Ohio, shall apply to the Corporation.

         FIFTEENTH: The Code of Regulations may be made, repealed, altered, amended or rescinded by the stockholders of the Corporation by the vote of the holders of not less than two-thirds of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose.

         SIXTEENTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law upon the affirmative vote of at least a majority of the voting power of the Corporation, and all rights conferred on stockholders herein are granted subject to this reservation.

Notwithstanding the foregoing, the provisions of Articles Fourth, Sixth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and this Article Sixteenth of these Articles may not be repealed, replaced, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80 percent of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose (provided that notice of such proposed adoption, repeal, replacement, alteration, amendment or recision is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders (considered for this purpose as a single class) if the same is first approved by a majority of the Continuing Directors, as defined in Article Fourteenth of these Articles.

         IN WITNESS WHEREOF, the undersigned hereby declare and certify that the facts herein stated are true, and accordingly have hereunto signed their names this 26th day of July, 1994.


                                       /s/ John R. Male
                                       -----------------------------
                                       John R. Male
                                       President


                                       /s/ Jeffrey N. Male
                                       -----------------------------
                                       Jeffrey N. Male
                                       Secretary


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